AMENDMENT TO THE FUND ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

THIS AMENDMENT to the Fund Administration and Accounting Services Agreement (this “Amendment”) is entered into as of August 1, 2024 with an effective date as of June 1, 2024 (the “Effective

Date”) by and between ASSET MANAGEMENT FUND (the “Trust”), a Delaware statutory trust, acting on its own behalf and on behalf of each series of the Trust listed on Schedule A to the Agreement (as defined below) (each, a “Fund” and, collectively, the “Funds”), separately and not jointly, and THE NORTHERN TRUST COMPANY (the “Custodian”), an Illinois company with its principal place of business at 50 South LaSalle Street, Chicago, Illinois 60603.

WHEREAS, Northern provides certain services to the Trust pursuant to the Fund Administration and Accounting Services Agreement, dated as of November 1, 2009, (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Agreement”); and

WHEREAS, in addition to the provisions contained in the Agreement, effective as of the date hereof, the Trust and Northern wish to make certain amendments to the Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS; INTERPRETATION.
(a)	Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.
(b)	The headings to the clauses of this Amendment shall not affect its interpretation.
2.	AMENDMENTS.
(a)	As of the Effective Date, Amendment, Annex 1 to Schedule A (Fee Schedule) of the Agreement shall be amended by inserting the following new charge in Section A (Fund Accounting and Administration Services) at the end of the section titled “Other Charges”.

TSR Reporting and Filing

•                     $2,000 per share class, per annum1,2

1The fee applicable to a given fund will be capped at a maximum of 4 share classes.

2The annual fee will be billed in equal installments on a monthly basis beginning June 1, 2024.

(b)	Effective as of the date of this Amendment, Schedule B (Fund Administration Services Description) of the Agreement shall be amended by inserting the following new bullet point at the end of the section titled “Financial Reporting”.
•	In connection with the preparation of the Form N-CSR, prepare and coordinate filing with the SEC of the semi-annual and annual “tailored” shareholder reports (“TSRs”), consistent with the requirements of Item 27A of amended Form N-1A, for each applicable share class, inclusive of the Inline XBRL tagging requirements, and facilitate delivery of the TSR output to client or client’s applicable vendor(s) as agreed with the Funds.

3.                      GOVERNING LAW. This Amendment shall be construed and the substantive provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

4.                      MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or by means of DocuSign® or other electronic signature, shall be treated in all manner and respects as an original executed counterpart. Each DocuSign® or other electronic, faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature and the parties hereby waive any objection to the contrary. Except as provided herein, this Amendment may not be amended or otherwise modified except in writing signed by all the parties hereto.

5.                      EFFECT OF AMENDMENT. All other terms and conditions set forth in the Agreement shall remain unchanged and in full force and effect. On and after the date hereof, each reference to the Agreement in the Agreement and all schedules thereto shall mean and be a reference to the Agreement as amended by this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

ASSET MANAGEMENT FUND

By:	/s/ Troy Statczar
Name:	Troy Statczar
Title:	Treasurer

THE NORTHERN TRUST COMPANY

By:	/s/ Adonica Mansfield
Name:	Adonica Mansfield
Title:	Senior Vice President

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